                                                                  Exhibit (m)(4)


                              FIRSTAR FUNDS, INC.

                             AMENDED AND RESTATED
                                 SERVICES PLAN
                              FOR SERIES B SHARES
                              -------------------


          This Services Plan (the "Plan") has been adopted by the Board of Directors of the Firstar Funds, Inc. (the "Company") in connection with the Series B shares (the "B Shares") in each of the following investment portfolios of the Company: Short-Term Bond Market Fund (to be renamed Short-Term Bond
Fund), Intermediate Bond Market Fund (to be renamed Intermediate Bond Fund), Bond IMMDEX Fund, Aggregate Bond Fund, National Municipal Bond Fund, Tax-Exempt Intermediate Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Securities Fund, Strategic Income Fund, Balanced Income Fund, Balanced Growth Fund, Growth and Income Fund, Equity Income Fund, Relative Value Fund, Equity Index Fund, Special Growth Fund (to be renamed MidCap Core Equity Fund), Growth Fund (to be renamed Large Cap Core Equity Fund), Large Cap Growth Fund, MidCap Index Fund, Science & Technology Fund, REIT Fund, MicroCap Fund, Small Cap Aggressive Growth Fund, Small Cap Index Fund, Emerging Growth Fund (to be renamed Small Cap Core Equity Fund), Core International Equity Fund (to be renamed International Growth Fund), International Equity Fund (to be renamed International Value Fund) and Global Equity Fund.

     Section 1.  Expenses.
                 --------

     The Company may incur expenses under the Plan in an amount not to exceed .25% annually of the average daily net assets attributable to the outstanding B
Shares of each of the Funds.

     Section 2.  Payments for Administrative Support Services Covered by Plan.
                 ------------------------------------------------------------

     (a) The Company may pay securities dealers, brokers, financial institutions or other industry professionals such as investment advisers, accountants and estate planning firms (each a "Service Organization") for Administrative Support Services (as hereinafter defined) provided with respect to its customers' B Shares. Administrative Support Services shall be provided pursuant to a Servicing Agreement in substantially the form attached hereto (the "Servicing Agreement").

     (b) Fees paid to a Service Organization under subsection (a) above may be paid at an annual rate of up to 0.25% of the average daily net assets attributable to the outstanding B Shares of each of the Funds, which B Shares are owned of record or beneficially by that Service Organization's customers for whom such Service Organization is the dealer of record or shareholder of record or with whom it has a servicing relationship. Such fees shall be calculated and accrued daily, paid monthly and computed in the manner set forth in the Servicing Agreement.

     (c) "Administrative Support Services" include but are not limited to: (i) processing dividend and distribution payments on behalf of customers; (ii) arranging for bank wires; (iii) providing subaccounting with respect to Series B Shares beneficially owned by customers or the information necessary to the Company for subaccounting; (iv) if required by law, forwarding shareholder communications from the Company (such as proxies; shareholder reports; annual and semi-annual financial statements and dividends; and distribution and tax notices to customers); (v) assisting in processing purchase, exchange and redemption requests from customers and in placing such orders with the Company's service contractors; (vi) assisting customers in changing dividend options, account designations and addresses; (vii) providing such other similar services as the Company may reasonably request to the extent the Service Organization is permitted to do so under applicable statutes, rules and regulations; provided, however, that such term does not include "personal service and/or the maintenance of shareholder accounts" within the meaning of the Rules of Fair Practice of the National Association of Securities Dealers, Inc., such as responding to customers' inquiries and providing information on their investments ("Shareholder Liaison Services").

     Section 3.  Expenses Allocated; Compliance.
                 ------------------------------

     Amounts paid by a Fund under the Plan must be for services rendered for or on behalf of the holders of such Fund's B Shares.

     Section 4.  Reports to Company.
                 ------------------

     Firstar Mutual Fund Services, LLC ("Firstar") shall monitor the arrangement pertaining to Firstar Funds' agreements with Service Organizations in accordance with the terms of Firstar's agreement with Firstar Funds. Firstar Funds shall not be obligated to execute any Agreement with any qualifying Service Organization. So long as this Plan is in effect, Firstar shall provide the Company's Board of Directors, and the Directors shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made.

     Section 5.  Approval of Plan.
                 ----------------

     This Plan will become effective with respect to a particular Fund's B Shares on the date the public offering of B Shares commences upon the approval by a majority of the Board of Directors, including a majority of those Directors who are not "interested persons" (as defined in the 1940 Act) of the Company and who have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan (the "Disinterested Directors"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of the Plan.

     Section 6.  Continuance of Plan.
                 -------------------

     Unless sooner terminated in accordance with the terms hereof, this Plan shall continue until February 29, 2001, and thereafter for so long as its continuance is specifically approved at least annually by the Company's Board of Directors in the manner described in Section 5 hereof.

     Section 7.  Amendments.
                 ----------

     This Plan may be amended at any time by the Board of Directors provided that any material amendments of the terms of the Plan shall become effective only upon approval in the manner described in Section 5 hereof.

     Section 8.  Termination.
                 -----------

     This Plan, as to any Fund, is terminable without penalty at any time by a vote of a majority of the Disinterested Directors.

     Section 9.  Miscellaneous.
                 -------------

     The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the Company has originally adopted this Plan as of February 28, 1999 on behalf of the Funds, amended and restated as of November 1, 1999, and further amended and restated to add the Aggregate Bond Fund, National Municipal Bond Fund, Missouri Tax-Exempt Bond Fund, U.S. Government Securities Fund, Strategic Income Fund, Equity Income Fund, Relative Value Fund, Large Cap Growth Fund, Science & Technology Fund, REIT Fund, Small Cap Aggressive Growth Fund, Small Cap Index Fund and Global Equity Fund, and to change the names of the Growth and Special Growth, Emerging Growth, International Equity and Core International Equity Funds to the Short-Term Bond, Intermediate Bond, Large Cap Core Equity, MidCap Core Equity, Small Cap Core Equity, International Value and International Growth Funds, respectively, as of November 27, 2000.


                                          FIRSTAR FUNDS, INC.


                                          /s/ Laura Rauman
                                          ------------------------------------
                                          By: Laura J. Rauman

                              FIRSTAR FUNDS, INC.

                              SERVICING AGREEMENT
                                      to
                                 SERVICES PLAN
                              FOR SERIES B SHARES


Ladies and Gentlemen:

We wish to enter into this Servicing Agreement with you concerning the provision of administrative support services to your customers who may from time to time be the record or beneficial owners of Series B Shares (such shares referred to herein as the "B Shares") of one or more of our investment portfolios (individually, a "Fund" and collectively, the "Funds"), which are listed on Appendix A.

The terms and conditions of this Servicing Agreement are as follows:

          Section 1. You agree to provide Administrative Support Services to your customers ("Clients") who may from time to time own of record or beneficially a Fund's B Shares. "Administrative Support Services" include but are not limited to: (i) processing dividend and distribution payments on behalf of Clients; (ii) arranging for bank wires; (iii) providing subaccounting with respect to B Shares beneficially owned by Clients or the information necessary to the Company for subaccounting; (iv) if required by law, forwarding shareholder communications from the Company (such as proxies; shareholder reports; annual and semi-annual financial statements and dividends; and distribution and tax notices to customers); (v) assisting in processing purchase, exchange and redemption requests from Clients and in placing such orders with the Company's service contractors; (vi) assisting Clients in changing dividend options, account designations and addresses; (vii) providing such other similar services as we may reasonably request to the extent the Service Organization is permitted to do so under applicable statutes, rules and regulations; provided, however, that such term does not include "personal service and/or the maintenance of shareholder accounts" within the meaning of the Rules of Fair Practice of the National Association of Securities Dealers, Inc., such as responding to Clients' inquiries and providing information on their investments ("Shareholder Liaison Services").

          Section 2. You will provide such office space and equipment, telephone and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services to Clients.

          Section 3. Neither you nor any of your officers, employees or agents is authorized to make any representations concerning us, a Fund, or its B Shares except those contained in our then current prospectuses for such B Shares, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.

          Section 4. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any matter or in any respect. You will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless you have obtained the licenses required by law. By your written acceptance of this Agreement you agree to and do release, indemnify and hold us harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of B Shares (or orders relating to the same) by or on behalf of Clients. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

          Section 5. In consideration of the services and facilities provided by you, we will pay to you, and you will accept as full payment therefor, a fee at the annual rate of ___% of the average daily net asset value of B Shares of the Funds beneficially owned by your Clients for whom you are the dealer of record or holder of record or with whom you have a servicing relationship. Said fee will be computed daily and payable monthly. For purposes of determining the fees payable under this Section 5, the average daily net asset value of Clients' B Shares will be computed in the manner specified in our then current Registration Statement in connection with the computation of the net asset value of the particular Fund's B Shares for purposes of purchases and redemptions. The fee rates stated above may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of B Shares, including the sale of such Shares to you for the account of any Clients. All fees payable by us under this Agreement with respect to the B Shares of a particular Fund shall be borne by, and be payable entirely out of the assets allocable to, said B Shares; and no other Fund or series of Shares offered by Firstar Funds shall be responsible for such fees.

          Section 6. Any person authorized to direct the disposition of monies paid or payable by us pursuant to this Agreement will provide to our Board of Directors, and our Directors will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, you will furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Clients of some or all of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to our Board of Directors concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

          Section 7. We may enter into other similar Servicing Agreements with any other person or persons without your consent.

          Section 8. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of B Shares; (ii) the compensation payable to you hereunder, together with any other compensation you receive from Clients in connection with the investment of their assets in B Shares of the Funds, will be disclosed to Clients, will be authorized by Clients and will not be excessive or unreasonable.

          Section 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee. Unless sooner terminated, this Agreement will continue until February 29, 200_, and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by us in the manner described in Section 12 hereof. This Agreement is terminable with respect to any Fund, without penalty, at any time by us (which termination may be by vote of a majority of our Disinterested Directors as defined in Section 12 hereof or by vote of the holders of a majority of the outstanding B Shares of such Fund) or by you upon notice to us. This Agreement will also terminate automatically in the event of its assignment, as defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          Section 10. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown herein.

          Section 11. This Agreement will be construed in accordance with the laws of the State of Wisconsin.

          Section 12. This Agreement has been approved by vote of a majority of
(i) our Board of Directors and (ii) those Directors who are not "interested persons" as defined in the 1940 Act and have no direct or indirect financial interest in the operation of the Services Plan adopted by us in any agreements related thereto ("Disinterested Directors"), cast in person at a meeting called for the purpose of voting on such approval.

     If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us.



Very truly yours,

FIRSTAR FUNDS, INC.


By:       _______________________________
          Authorized Officer

Address:  _______________________________

          _______________________________


Accepted and Agreed to:

_________________________________________
Name of Organization

By:       _______________________________
          Authorized Officer

Address:  _______________________________

          _______________________________

Date:     _______________________________

_________________________________________
Taxpayer Identification Number

_________________________________________
Account Number

_________________________________________
Dealer Code

                                  APPENDIX A
                                  ----------

     Please check the appropriate boxes to indicate the Funds for which you wish to act as a Service Organization with respect to B Shares:

Administrative Support Services
-------------------------------
[_]  Short-Term Bond Market Fund                (to be renamed Short-Term Bond Fund)

[_]  Intermediate Bond Market Fund              (to be renamed Intermediate Bond Fund)

[_]  Bond IMMDEX(TM) Fund

[_]  Tax-Exempt Intermediate Bond Fund

[_]  Balanced Income Fund

[_]  Balanced Growth Fund

[_]  Growth and Income Fund

[_]  Equity Index Fund

[_]  Growth Fund                                (to be renamed Large Cap Core Equity Fund)

[_]  Special Growth Fund                        (to be renamed MidCap Core Equity Fund)

[_]  Emerging Growth Fund                       (to be renamed Small Cap Core Equity Fund)

[_]  MicroCap Fund

[_]  International Equity Fund                  (to be renamed International Value Fund)

[_]  Core International Equity Fund             (to be renamed International Growth Fund)

[_]  MidCap Index Fund

[_]  Aggregate Bond Fund

[_]  National Municipal Bond Fund

[_]  Missouri Tax-Exempt Bond Fund

[_]  U.S. Government Income Fund

[_]  Strategic Income Fund

[_]  Equity Income Fund

[_]  Relative Value Fund

[_]  Large Cap Growth Fund

[_]  Science & Technology Fund

[_]  REIT Fund

[_]  Small Cap Equity Index Fund

[_]  Small Cap Aggressive Growth Fund

[_]  Global Equity Fund


______________________________________
Service Organization Name

By:    _______________________________

       _______________________________
       Authorized Officer

Dated: _______________________________

                                      -2-